Exhibit 10.2

AMENDMENT NO. 2

TO

SUBLEASE AGREEMENT

RESEARCH PARK BUILDING - PHASE V

THIS AMENDMENT NO. 2 TO SUBLEASE AGREEMENT (the “Second Amendment”) is made and entered into on February 19, 2010 by and between Myriad Genetics, Inc. (the “Landlord”) and Myriad Pharmaceuticals, Inc. (the “Tenant”).

RECITALS

A. Capitalized terms which are used herein but not otherwise defined shall have the same meanings assigned to them in the Sublease Agreement, and any amendments thereto.

B. Landlord and Tenant entered into that certain Sublease Agreement, dated effective as of July 1, 2009 (the “Sublease Agreement”) with respect to the Leased Premises in the Building located on the Property.

C. Landlord and Tenant entered into that certain Amendment No.1 to Sublease Agreement, dated effective as of November 11, 2009, providing for certain amendments to the Sublease Agreement as provided for in the Amendment No. 1 to Sublease Agreement.

D. Landlord and Tenant desire to further amend the Sublease Agreement, as amended, as provided for herein.

AGREEMENT

NOW THEREFORE, in consideration of the premises set forth herein, and for such other good and valuable consideration the sufficiency of which is hereby acknowledged, Landlord and Tenant agree that the Sublease Agreement, as amended, be further amended, as follows.

1. Article 1.1 (a) first sentence, is hereby deleted in its entirety and replaced by the following: The premises contain based on final measurement, approximately 85,411 gross rentable square feet (the “Leased Premises”), more particularly, 30,621 gross rentable square feet on Floor One; 26,084 gross rentable square feet on Floor Two; 21,477 gross rentable square feet on Floor Three; and 7,229 gross rentable square feet of mechanical, electrical, elevator, stairwell and storage space in the three story office building (the “Building”) located at 305 Chipeta Way, Salt Lake City, Utah, on the real property (the “Property”) described on Exhibit “A” attached hereto and by this reference incorporated herein.

2. Article 1.1 (c) is hereby deleted in its entirety and replaced by the following: The exclusive right to use 211 designated stalls in the parking structure under the Building. The parking rent is now incorporated into Article 3.1, Basic Annual Rent.

3. Article 2.2. Commencement Date; Obligation to Pay Rent. Article 2.2 is hereby deleted in its entirety and replaced with the following: The term of this Sublease Agreement and Tenant’s obligation to pay rent hereunder shall commence on January 4, 2010.

4. Article 3.1. Basic Annual Rent. Pursuant to Article 22.13 of the Sublease Agreement, Tenant and Landlord agree to set the Basic Annual Rent at Two Million Four Hundred and Sixty Nine Thousand Seven Hundred and Thirty-Six and no/100 ($2,469,736). All other terms and conditions of this Article 3.1 shall remain the same.

5. Article 4.1 (c) is hereby deleted in its entirety and replaced by the following:

“Estimated Costs” shall mean the projected amount of Tenant’s Direct Costs and Basic Costs, excluding the costs of electricity provided to Tenant’s Leased Premises. The Estimated Costs for the calendar year in which the Sublease Agreement commences, and which are not included in the Basic Annual Rent, are Two hundred Sixty Thousand Two hundred twenty nine dollars and no/100 ($260,229.00) as follows: Taxes ($128,117), Insurance ($11,958), Williams road maintenance ($5,125), Land lease ($88,000) and Manage Fee ($27,029).

6. Article 4.1(d) is hereby deleted in its entirety and replaced by the following: “Tenant’s Proportionate Share of Basic Costs” shall mean the percentage derived from the fraction, the numerator of which is the gross rentable square footage of Lease Premises (85,411), the denominator of which is the gross rentable square footage of the building (85,411). In this Sublease Agreement, Tenant’s Proportionate Share of Basic Costs shall be 100% of the Basic Costs for the Leased Premises.

7. Loading Dock and Hazardous Waste Storage. For purposes of section 1.1(b) of the Sublease Agreement, the parties agree that MPI shall have reasonable joint access to, and joint use of, the loading dock and hazardous waste storage area located immediately west and north of Landlord’s current premises (Phase III) as is reasonably necessary to support Tenant’s use of the Leased Premises.

8. Remaining Terms. All terms and conditions of the Sublease Agreement, as amended, shall continue in full force and effect except to the extent amended or modified by this Second Amendment.

REMAINDER OF PAGE INTENTIONALLY BLANK

IN WITNESS WHEREOF, the parties have executed this Amendment No. 2 to the Sublease Agreement as of the date first set forth above.

MYRIAD GENETICS, INC.	MYRIAD PHARMACEUTICALS, INC.

/s/ PETER D. MELDRUM	/s/ ADRIAN N. HOBDEN
Peter D. Meldrum	Adrian N. Hobden, Ph.D.
President and Chief Executive Officer	President and Chief Executive Officer
(principal executive officer)	(principal executive officer)

ACKNOWLEDGED AND CONSENTED TO:

BOYER RESEARCH PARK ASSOCIATES IX, L.C., a Utah limited liability company, by its Manager

THE BOYER COMPANY, L.C., a Utah limited liability company

By:
Name:
Its:

Schedule 1

To

Amendment No. 2 to Sublease Agreement

MYRIAD PHASE V

AMENDED AND RESTATED BUDGET

Disbursement Category	Budget
1. Ground Sublease Costs	$44,000.00
2. Construction Costs Of Improvements	$19,264,862.00
3. Tenant Improvement Costs	—
4. Architect & Engineering	$773,557.00
5. Insurance, Permits, Utilities,	$426,595.00
6. Legal	$110,857.00
7. Title	$41,465.00
8. Set Up Fee	$214,760.00
9. Construction Management Fee	$80,871.00
10. Construction Interest	$672,000.00
11. Construction Points	$109,100.00
12. Savings from Contractor	$(262,068.00)
13. Total Project Costs	$21,475,999.00

Basic Annual Rent: Total Costs $21,475,999 × 11.5%	$2,469,736.00
Annual Laboratory Facility Rent:	$60,000.00

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